Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirklan.com

April 1, 2026

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, West Virginia 26508

Re:	Registration Statement on Form S-3

We are issuing this opinion in our capacity as legal counsel to Infinity Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3 and the documents incorporated by reference therein, filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2026 (as such registration statement is amended or supplemented, the “Registration Statement”) for: (i) the offer and sale from time to time pursuant to Rule 415 under the Act of Class A common stock of the Company, $.01 par value per share (“Class A Common Stock”), preferred stock, $0.01 par value per share (“Preferred Stock”), warrants to purchase Class A Common Stock or Preferred Stock or any combination thereof (the “Warrants”), and units comprised of shares of any of the foregoing securities or any combination thereof (“Units”, together with the Class A Common Stock, Preferred Stock and Warrants, the “Primary Securities”); and (ii) the sale from time to time by the selling stockholders (as such term is defined in the Registration Statement) of up to 64,047,081 shares of Class A Common Stock (the “Secondary Securities”) consisting of (x) up to 44,780,230 shares of Class A Common Stock issuable upon a one-for-one exchange of common units of Infinity Natural Resources, LLC (together with the cancellation for no consideration of an equal number of shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”)), (y) up to 99,948 shares of Class A Common Stock and (z) up to 19,166,903 shares of Class A Common Stock (the “Preferred Conversion Shares”) issuable upon conversion of the 350,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which number of Preferred Conversion Shares assumes all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of two years from the initial issuance date of the Series A Preferred Stock, from time to time, in amounts, at prices and on terms that will be determined at the time of any such offering. The Primary Securities may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Primary Securities together with the Secondary Securities are referred to herein as the “Securities”.

Infinity Natural Resources, Inc.

April 1, 2026

You have advised us that (i) the Warrants will be issued under a Warrant Agreement (the “Warrant Agreement”), between the Company and a warrant agent named therein, and (ii) the Units will be issued under a Unit Purchase Agreement (the “Units Agreement”), between the Company and the other parties named therein. The Warrant Agreement and the Units Agreement are referred to herein as “Governing Documents”. The Governing Documents will be executed and filed in an amendment to the Registration Statement (or incorporated by reference into the Registration Statement) prior to the offering of any such Securities.

The Registration Statement provides that the Company and the selling stockholders may sell the Securities registered thereby (i) through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents or (iv) to both investors and/or dealers through a specific bidding or auction process or otherwise. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Company or the selling stockholders, as applicable, will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Company, the selling stockholders and underwriters, as applicable, that will be identified in the applicable Prospectus Supplement. The underwriting agreement will be executed and filed as an exhibit to the Registration Statement (or incorporated by reference into the Registration Statement) and we have assumed for purposes of this letter that the terms of such agreement will fall within the scope of the authorization adopted by the Company’s Board of Directors (the “Board”) and will receive the approvals required by that Board authorization prior to the sale of any Securities. The term “Underwriting Agreement” is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Company and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement. We have also assumed for purposes of this letter that the terms of any other agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering) to be executed by the Company and an appropriate party or parties that will be identified in the applicable Prospectus Supplement, will fall within the scope of the authorization adopted by the Board and will receive the approvals required by that Board authorization.

Infinity Natural Resources, Inc.

April 1, 2026

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Securities and (iii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed that:

(i)

the Registration Statement shall have become effective pursuant to the provisions of the Act and will remain effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated the Registration Statement;

(ii)

a Prospectus Supplement or Prospectus Supplements with respect to the shares of Class A Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission and will comply with all applicable laws;

(iii)

the Securities will be issued and sold in the manner stated in the Registration Statement, and in the form and containing the terms set forth in the Registration Statement and, as applicable, the Governing Document;

(iv)	a definitive Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

Infinity Natural Resources, Inc.

April 1, 2026

(v)

the terms of the (a) Warrant Agreement or (b) Units Agreement, each as applicable to the particular Securities, are consistent with the description of the terms of such agreement set forth in the Registration Statement and in the Prospectus;

(vi)	appropriate corporate action shall have been taken to authorize the issuance and sale of, and such authorization will not have been modified or rescinded;

(vii)

any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(viii)

the issuance, sale and delivery of the Securities, the terms of the Securities and compliance by the Company with the terms of the Securities will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(ix)	any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained;

(x)	there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Securities; and

(xi)

appropriate certificates representing the shares of Class A Common Stock will have been duly executed, countersigned by the Company’s transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable agreement.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that:

(1) The Class A Common Stock, when delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

(2) The Preferred Stock, when delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

Infinity Natural Resources, Inc.

April 1, 2026

(3) When the Warrants have been duly executed, delivered and paid for in accordance with the Underwriting Agreement, and the Warrant Agreement has been duly authorized, executed and delivered by the Company and warrant agent, the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) When the Units have been delivered and paid for in accordance with the Underwriting Agreement, the Units Agreement has been duly authorized, executed and delivered by the Company and the rights agent, the Class A Common Stock issuable upon exercise of the Units has been duly authorized and reserved for issuance by all necessary corporate or organizational action, and the Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions (or the enforceability thereof) which may be contained in the Governing Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal

Infinity Natural Resources, Inc.

April 1, 2026

securities laws, rules or regulations; or (v) requirements in the Governing Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP